EXHIBIT 10.6

Ref.: L/C08/012-212-10-10007400/O/51708

Date: 28th April 2010

COGO GROUP, INC.

Dear Sirs,

Re:	Export Factoring Facilities
Borrower(s): Comtech Broadband Corporation Limited

We are pleased to confirm that the following Export Factoring facilities relating to guarantee(s) provided by you in favour of us were made available to the above Borrower as at 28th April 2010:

Facility(ies)	Amount

Export Factoring	USD30,000,000.00

The facts above are given as at 28th April 2010 without any responsibility or liability whatsoever on the part of the Bank or its officials for or in respect of any of such facts or any defect in or omission from such facts.

Yours faithfully,

For Bank of China (Hong Kong) Limited

Authorized Signature(s)

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com